Exhibit 10.10

ENVIRONMENTAL AND ADA INDEMNIFICATION AGREEMENT

          This ENVIRONMENTAL AND ADA INDEMNIFICATION AGREEMENT (this “Agreement,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement hereof)is made as of December 9, 2009, by ELECTROMED, INC., a corporation organized under the laws of the State of Minnesota (“Mortgagor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

          A.          Lender and Mortgagor have entered into that certain Credit Agreement of even date herewith (the “Credit Agreement,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof), pursuant to which Lender has agreed to extend certain credit accommodations to Mortgagor, which are secured in part by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith (the “Mortgage,” which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof) pertaining to certain land described in the Mortgage and improvements thereon (collectively the “Property”) owned by Mortgagor and located in Scott County, Minnesota.

          B.          Lender has refused to extend the credit accommodations to Mortgagor unless this Agreement is executed and delivered by Mortgagor.

          NOW, THEREFORE, in consideration of Lender’s agreement to extend certain credit accommodations to Mortgagor, Mortgagor hereby warrants and represents to, and covenants and agrees with, Lender as follows:

          1.           Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)          “Accessibility Regulation” means a Law relating to accessibility of facilities or properties for disabled, handicapped and/or physically challenged persons, including, without limitation, the Americans With Disabilities Act of 1991, as amended.

(b)          “Environmental Regulation” means a Law relating to the environment and/or to human health or safety, or governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use or disposal of any Hazardous Substance.

(c)          “Hazardous Substance” means any substance or material defined in or governed or regulated by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea-formaldehyde, polychlorinated biphenyls, dioxin, radon, lead-based paint, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, and any other waste, material, substance, pollutant or contaminant the presence of which on, in, about or under the Property would subject the owner or operator thereof to any damages, penalties, fines or liabilities under any applicable Environmental Regulation.

(d) “Law” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement.

          Other capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          2.          Warranties and Representations. Mortgagor warrants and represents to Lender that to Mortgagor’s knowledge, and except as otherwise described in documents identified on Exhibit A attached hereto:

(a)        There is not located on, in, about or under the Property any Hazardous Substances except for Hazardous Substances of the type ordinarily used, stored or manufactured in connection with the operation of the Property as it is presently operated, and such existing Hazardous Substances have been and are used, stored and manufactured in compliance with all Environmental Regulations. The Property is operated as manufacturing facility.

(b)        The Property is not presently used, and has not in the past been used, as a landfill, dump, disposal facility or gasoline station, or for industrial, manufacturing or military purposes, or for the storage, generation, production, manufacture, processing, treatment, disposal, handling, transportation or deposit of any Hazardous Substances.

(c)        There has not in the past been, and no present threat now exists of, a spill, discharge, emission or release of a Hazardous Substance in, upon, under, over or from the Property or from any other property which would have an impact on the Property.

(d)        The Property is in compliance with, and there are no past or present investigations, administrative proceedings, litigation, regulatory hearings or other actions completed, proposed, threatened or pending, alleging noncompliance with or violation of, any Environmental Regulations respecting the Property, or relating to any required environmental permits covering the Property.

(e) Mortgagor has disclosed to Lender all reports and investigations commissioned by or in the possession or control of Mortgagor and relating to Hazardous Substances and the Property.

(f)        There are not now, nor have there ever been, any above ground or underground storage tanks located in or under the Property. All storage tanks identified on Exhibit A have been registered and/or permitted as required by Environmental Regulations, and evidence of such registration and/or permitting has been given to Lender. There are no wells on or under the Property.

          3.          Covenants and Agreements. Mortgagor covenants and agrees as follows:

(a)        Except for substances normally used for maintenance or operation of the Property which are used, stored and disposed of in accordance with all applicable Environmental Regulations, Mortgagor shall not, nor shall it permit others to, place, store, locate, generate, produce, create, process, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Property. Mortgagor shall cause all Hazardous Substances found on or under the Property, which are not permitted under the foregoing sentence, to be properly removed therefrom and properly disposed of at Mortgagor’s cost and expense. Mortgagor shall not install or permit to be installed any underground storage tank on or under the Property. Mortgagor shall give written notice to Lender prior to a change in the operations on the Property.

(b)        In the event that (i) Lender reasonably believes that a violation of an Environmental Regulation may have occurred in connection with the Property; (ii) Lender receives notice from Mortgagor or otherwise has knowledge that an event described in subparagraph 3(d) has occurred; (iii) Lender reasonably believes that a representation or warranty of Mortgagor in Paragraph 2 was untrue in any material respect when made or has become untrue in any material respect; (iv) Lender receives notice from Mortgagor or otherwise has knowledge of a change in operations on the Property and Lender reasonably believes that the new operations may entail the presence of more or different Hazardous Substances on the Property; or (v) Lender reasonably believes that Hazardous Substances are present on the Property which were not previously known by Lender to be present on the Property; then, in any such event, Mortgagor shall at its cost obtain and deliver to Lender an environmental review, audit, assessment and/or report relating to the Property or shall have any previously delivered materials updated and/or amplified, by an engineer or scientist selected by Mortgagor and acceptable to Lender; if Mortgagor fails to do so within forty-five (45) days after such request is made, Lender shall have the right to do so, in which event Mortgagor shall reimburse Lender for the cost incurred by Lender in doing so within ten (10) days following demand therefor by Lender.

(c)        Mortgagor shall comply with all Accessibility Regulations which are applicable to the Property. In the event that (i) Lender reasonably believes that a material violation of an Accessibility Regulation may have occurred in connection with the Property; or (ii) Lender receives notice from Mortgagor or otherwise has knowledge that an event described in subparagraph 3(d) and pertaining to Accessibility Regulations has occurred; then, in any such event, Mortgagor shall at its cost obtain and deliver to Lender an Accessibility Regulation compliance report relating to the Property or shall have any previously delivered materials updated and/or amplified, by a qualified consultant selected by Mortgagor and acceptable to Lender; if Mortgagor fails to do so within forty- five (45) days after such request is made, Lender shall have the right to do so, in which event Mortgagor shall reimburse Lender for the cost incurred by Lender in doing so within ten (10) days following demand therefor by Lender.

(d)        Mortgagor shall, promptly after obtaining actual knowledge thereof, give notice to Lender of: (i) any activity in violation of any applicable Environmental Regulations relating to the Property, (ii) any governmental or regulatory actions instituted or threatened under any Environmental Regulations or any Accessibility Regulations affecting the Property, (iii) all claims made or threatened by any third party against the Mortgagor or the Property relating to any Hazardous Substance or a violation of any Environmental Regulations or any Accessibility Regulations, (iv) discovery by Mortgagor of any occurrence or condition on or under the Property or on or under any real property adjoining or in the vicinity of the Property which could subject Mortgagor, Lender or the Property to a claim under any Environmental Regulations or Accessibility Regulations. Any such notice shall include copies of any written materials received by Mortgagor.

(e)        Any investigation or any remedial or corrective action taken with respect to the Property shall be done under the supervision of a qualified consultant, engineer, or scientist acceptable to Lender who shall, at Mortgagor’s cost and at the completion of such investigation or action, provide a written report of such investigation or action to Lender. Mortgagor shall also provide Lender with a copy of any interim reports prepared in connection with any such investigation or action.

(f)        If the Property has, or is suspected to have, asbestos or asbestos containing materials (“ACM”) which, due to its condition or location or due to any planned building renovation or demolition, is recommended to be abated by repair, encapsulation, removal or other action, Mortgagor shall promptly carry out the recommended abatement action. If the recommended abatement includes removal of ACM, Mortgagor shall cause the same to be removed and disposed of offsite by a licensed and experienced asbestos removal contractor, all in accordance with Environmental Regulations. Upon completion of the recommended abatement action, Mortgagor shall deliver to Lender a certificate, signed by an officer of Mortgagor and the consultant overseeing the abatement action, certifying to Lender that the work has been completed in compliance with all applicable laws, ordinances, codes and regulations (including without limitation those regarding notification, removal and disposal) and that no airborne fibers beyond permissible exposure limits remain on site. Mortgagor shall develop and implement an Operations and Maintenance Program (as contemplated by Environmental Protection Agency guidance document entitled “Managing Asbestos In Place; A Building Owner’s Guide to Operations and Maintenance Programs for Asbestos-Containing Materials”) for managing in place any ACM at or in the Property. Mortgagor shall deliver a complete copy of such Operations and Maintenance Program to Lender and certify to Lender that such Program has been implemented.

(g)        After an Event of Default (as defined in the Credit Agreement), Lender shall have the right, after ten (10) days’ prior written notice to Mortgagor, to have an environmental review, audit, assessment, testing program and/or report with respect to the Property performed or prepared by an environmental engineering firm selected by Lender. Mortgagor shall reimburse Lender for the cost incurred for each such action within ten (10) days following demand therefor by Lender.

          4.          Indemnity. Mortgagor shall indemnify Lender, any participant of Lender, its and their directors, officers, employees, agents, contractors, licensees, invitees, and the respective heirs, legal representatives, successors and assigns of all such persons and parties (hereinafter collectively referred to as “Indemnified Parties”) against, shall hold the Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for, any and all loss, damage, liability, cost and expense directly or indirectly incurred by the Indemnified Parties, including reasonable attorneys’ and consultants’ fees, resulting from: (a) the presence or discovery of any Hazardous Substance in, upon, under or over, or emanating from, the Property, whether or not Mortgagor is responsible therefor, and whether or not it was placed, located, deposited or released by Mortgagor; and/or (b) any violation of any Environmental Regulation or any Accessibility Regulation. Mortgagor agrees that the Indemnified Parties shall have no responsibility for, and Mortgagor hereby releases the Indemnified Parties from responsibility for, damage or injury to human health, property, the environment or natural resources caused by Hazardous Substances and for abatement, clean-up, detoxification, removal or disposal of, or otherwise with respect to, Hazardous Substances. The indemnity contained in this paragraph 4 shall be deemed continuing for the benefit of the Indemnified Parties, including any purchaser at a foreclosure or other sale under the Mortgage, any transferee of the title from Lender, and any subsequent owner of the Property, and shall survive the satisfaction or release of the Mortgage, any foreclosure of or other sale under the Mortgage and/or any acquisition of title to the Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise, and also shall survive the repayment or any other satisfaction of the Obligations. Notwithstanding the foregoing, the indemnity contained in this paragraph 4 shall not apply with respect to any loss, damage, liability, cost or expense which Mortgagor proves by a preponderance of the evidence was caused solely by or resulted solely from any act or omission of any Person (as defined in the Credit Agreement), other than the Mortgagor or an agent, employee, invitee or contractor of the Mortgagor, which occurred after Lender or anyone claiming by, through or under Lender acquired title to the Property by foreclosure of the Mortgage or deed in lieu of foreclosure or otherwise and control of the Property. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the default rate set forth in the Credit Agreement), and shall be payable on demand. Mortgagor agrees that its obligations under this Agreement are separate from, independent of, and in addition to its obligations under the Mortgage and other documents which secure the Obligations.

          5.          Liability. The liability of Mortgagor under this Agreement shall not be subject to any limitations on liability set forth in the Mortgage or any other document evidencing or securing the Obligations. Without limitation, the obligations and liability of Mortgagor under this Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by Lender’s extending credit accommodations with knowledge of the matters described in documents identified on Exhibit A attached hereto, or of the presence of any Hazardous Substance on, in, about or under the Property or any property adjoining or in the vicinity of the Property, or of any violation of any Environmental Regulation or any Accessibility Regulation or any condition or state of facts or circumstances which with notice or lapse of time or both might ripen into such a violation, or by any neglect, delay or forbearance of Lender in demanding, requiring or enforcing payment or performance of the obligations and liability of Mortgagor hereunder, or by the receivership, bankruptcy, insolvency or dissolution of Mortgagor or any affiliate thereof. No action or proceeding brought or instituted under this Agreement, and no recovery made as a result thereof, shall be a bar or a defense to any further action or proceeding under any other agreement. Mortgagor shall pay all reasonable out-of-pocket expenses incurred by the Lender and the other Indemnified Parties, including the reasonable fees, charges and disbursements of outside counsel for the Lender (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Lender in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the enforcement of the Indemnified Parties’ rights under this Agreement, including those incurred in any case, action, proceeding or claim under the Federal Bankruptcy Code or any successor statute.

          6.          Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent in accordance with the provisions of the Mortgage.

          7.          Governing Law and Construction. The validity, construction and enforceability of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

          8.          Consent to Jurisdiction. At the option of Lender, this Agreement may be enforced in any Federal Court or Minnesota State Court sitting in Minneapolis or St. Paul, Minnesota; and Mortgagor consents to the jurisdiction and venue of any such Court and waives any argument that venue in such forums is not convenient. In the event Mortgagor commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement, Lender at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

          9.          Waiver of Jury Trial. Mortgagor and Lender irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Loan Documents (as defined in the Credit Agreement) or the transactions contemplated hereby or thereby.

          10.         Binding Effect; Gender. This Agreement shall inure to the benefit of Lender, and the Indemnified Parties, and shall bind Mortgagor and Mortgagor’s successors and assigns. The obligations of Mortgagor under this Agreement shall be enforceable in all events against Mortgagor, and Mortgagor’s successors and assigns, and each of them, jointly and severally. The use of any gender herein shall include all other genders.

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          IN WITNESS WHEREOF, Mortgagor has executed this Agreement as of the date first above written.

ELECTROMED, INC.

By:
Name: Robert D. Hansen
Title: Chief Executive Officer

[Signature Page to Environmental and ADA Indemnification Agreement]

EXHIBIT A

(Description of Environmental Reports)

Phase I Environmental Site Assessment Report prepared by Vieau Associates Inc., dated September 8, 2009.